UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2022

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2022, Peter Jonna resigned from the board of directors (the “Board”) of Shoals Technologies Group, Inc. (the “Company”), effective as of August 15, 2022. Mr. Jonna’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Jonna for his service to the Company and its shareholders.

On August 15, 2022, the Board appointed, effective August 15, 2022, (i) Jeannette Mills as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2023 and (ii) Robert Julian as a Class III director, with a term expiring at the Company’s annual meeting of stockholders in 2024 (Ms. Mills and Mr. Julian are collectively referred to as the “New Directors”). These appointments reflect the Board’s approval to increase the number of directors from seven to eight, as well as Mr. Jonna’s resignation from the Board. The Board also appointed Ms. Mills to be a member of the Compensation Committee of the Board (the “Compensation Committee”), effective August 15, 2022, and Mr. Julian to be a member of the Audit Committee of the Board (the “Audit Committee”), effective August 15, 2022. The Board has determined that the New Directors are independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq.

Ms. Mills currently serves as Executive Vice President and Chief External Relations Officer at Tennessee Valley Authority (“TVA”), a federally owned electric utility, where she is responsible for leading TVA’s External Affairs, including overall Customer Service, Government & Community Relations, Federal Affairs, Economic Development, and Regulatory Assurance functions to achieve organizational objectives in accordance with the policies established by TVA’s Board of Directors. Prior to TVA, Ms. Mills held senior leadership roles at National Grid, the Maryland Public Service Commission, Baltimore Gas & Electric, and Medifast, Inc., where she also served as a board member and member of the compensation committee. She holds a BS in Electrical Engineering from Virginia Tech University and an MBA from Loyola University Maryland.

Mr. Julian currently serves as Chief Financial Officer and Co-Interim Chief Executive Officer of The RealReal, Inc. (the “TheRealReal”) (Nasdaq: REAL), the world’s largest online marketplace for authenticated, consigned luxury goods, where he is responsible for developing and shaping company strategy and driving profitable growth. Prior to TheRealReal, Mr. Julian held senior financial leadership positions at Sportsman’s Warehouse, Callaway Golf, Lydall, Legrand North America, Fisher Scientific, Cisco Systems and Honeywell. He holds a BA in Finance from Michigan State University and an MBA in Finance from the University of Michigan.

The New Directors will be compensated and reimbursed in accordance with the Company’s existing policies with respect to directors and committee members. The Company will enter into indemnification agreements with each of the New Directors in connection with their appointment to the Board. The indemnification agreements will be substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 30, 2020. The New Directors were not selected as directors pursuant to any arrangements or understandings with the Company or with any other person. There are no other transactions with the New Directors which would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 15, 2022, the Company issued a press release announcing the New Directors’ appointment to the Board. A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Shoals Technologies Group, Inc. dated August 15, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker
	Name:	Jason Whitaker
	Title:	Chief Executive Officer

Date: August 15, 2022